Fourth Quarter 2016 Earnings Release Conference Call
February 22, 2017

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s fourth quarter 2016 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and Kevin Bradley, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our fourth quarter and full year 2016 financial results, a copy of which is available on our website at Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Audio Archives in the Investor Relations section. Let me turn your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I’ll turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, Brian, and good morning everyone. Thank you for joining us and for your interest in Terex. I will start by discussing the progress we are making executing our strategy, including our recent divestiture activities. Kevin will cover our financial results, including details of our restructuring program and significant improvements we have made to our capital structure. I will follow with information about our segments and our guidance for 2017 before we open the line to your questions.

The three key elements of our strategy are: Focus, Simplify and Execute to Win. We discussed each of these in detail at our Investor Day in New York City. Since then, we have been executing to our plan, taking important steps in each of these areas. In the fourth quarter we put into operation a professional program management infrastructure: the Transformation Program Office. This will ensure accountability and process discipline. As we enter 2017 we are not expecting our major markets to improve. In fact, we expect most markets to be as challenging as 2016. In this environment it is essential that we execute our operating plan and make the transformational changes that will enable our longer term success.

Turning to slide 4, we are delivering on our commitment to focus the Company on the aerial work platform, mobile lifting and materials processing and handling industries. Closing the sale of MHPS to Konecranes was a complex process. We set a deadline of January 4th to close the deal and our team worked tirelessly to make that happen. We executed on our commitment. Last week we monetized 9.5% of our ownership interest in Konecranes. We are confident in the industrial logic of the combination of MHPS and Konecranes and therefore we retained a 15.5% interest. Other “Focus” actions include the announced contract to sell our dumper and loader backhoe business based in Coventry, England. We also decided to sell our utilities business in Brazil and loader backhoe business in India. We will continue to operate these businesses and consolidate their results, but our intention is to divest them in 2017. With these actions we are near completion of the “Focus” phase of our strategy.

Turning to slide 5, we continue to simplify the Company, which means reducing our global footprint and cost structure. Since the beginning of 2016 we have either closed or sold eight facilities, not including MHPS. We announced plans to sell or close an additional six locations and are in the process of reducing the footprint at our manufacturing complexes in Redmond, Washington and Zweibrucken, Germany. In total these actions will reduce our global footprint by over 3 million square feet, or approximately 32%, increasing flexibility and efficiency without sacrificing our ability to meet customer demand. We continue to take action to reduce our cost structure with emphasis on our functional general and administrative costs. After adjustments we reduced SG&A in 2016 by approximately $41 million dollars. We will continue to make reductions in 2017. We are also reducing our workforce in our Cranes business as we adjust to lower production volumes.

Moving to slide 6, at the Investor Day our business leaders described our three Execute to Win priorities: Lifecycle Solutions, Commercial Excellence and Strategic Sourcing. Through these initiatives we are developing capabilities and implementing common processes to increase operating leverage and improve performance across the company. For example, within Lifecycle Solutions we are assessing all aspects of our parts and service business. We have best practices within Terex today; our opportunity is to share those across the Company. Within Commercial Excellence, we made progress in the fourth quarter deploying sales management and pipeline tracking tools and implementing common Terex processes. We are starting to see the results of increased visibility and process discipline on the commercial side of our business. As we announced in December, we are developing a global strategic sourcing organization. We are moving from a decentralized structure to a centrally-coordinated structure with consistent Terex-wide processes to leverage our direct and indirect material spend. The organization is taking shape. We appointed a global leader who reports directly to me and we are starting to launch wave one. I will continue to communicate our progress on our transformational priorities.

Turning to slide 7, we remain committed to our disciplined capital allocation strategy and the actions we have taken over the past few months are consistent with that strategy. We utilized cash from operations and the divesture of MHPS to make significant improvements in our capital structure, which Kevin will cover in more detail. We are investing in our businesses building capabilities and developing new products. We are funding significant restructuring programs that will remove structural costs and simplify our Company. We are returning capital to our shareholders through dividends and share repurchases. Yesterday we announced an increase in our quarterly dividend and a new share repurchase authorization for up to $350 million dollars. This is in addition to the $70 million remaining on our existing $200 million dollar program. This is the disciplined allocation strategy that will govern how we deploy capital as we move forward.

Before I hand it over to Kevin, I would like to acknowledge that this will be his last conference call with us. I want to personally thank Kevin for many years of dedicated service and leadership at Terex, including his roles as President of Terex Financial Services, President of Cranes and Chief Financial Officer. We wish Kevin all the best.

Kevin Bradley - Terex Corporation - Senior Vice President and Chief Financial Officer
John, I want to thank you and I also want to thank the Terex Board and the many team members of Terex for what has been for me a terrific 11 years here at the Company. I also want to thank the investors and the analysts on this call, many of you I have had a chance to build a relationship with over the years and I have really appreciated that relationship. I also want to mention that I have had time to meet with John Sheehan. I think his knowledge and experience are going to make him a terrific addition to this leadership team. I feel like Terex is in the right place and is well positioned for the future, with the right strategy and the right leadership team, starting with John Garrison, to execute against that strategy. So I am very pleased and very grateful for the time I have had here.

With that, let’s turn to slide 8 and I’ll review our financial performance. We took significant steps in the fourth quarter to better position Terex for the future. As a result of these moves we recognized significant adjustments which are reflected in the difference between our reported net loss per share of $2.96 and earnings per share as adjusted of $0.07 cents. This translates to a full year adjusted EPS of $0.88 cents. Strong cash performance in the fourth quarter drove full year net cash from operating activities of $367 million and free cash flow of $189 million. The improvement was driven by our continued focus on working capital. We reduced net working capital by $366 million compared to December 2015. This outpaced the sales decline resulting in an improvement in net working capital as a percentage of sales from 25.2% to 20.8%.

Let’s turn to slide 9 and I’ll walk through the adjustments. We incurred pre-tax charges of $89 million associated with restructuring actions in Q4, principally in our Cranes segment. These included work force reductions in our manufacturing site in Zweibrucken and the announced closure of a satellite facility in Bierbach, Germany. We took charges associated with closing our Cranes facility in Jinan, China and relocating our North American crane facility to Oklahoma City. We also incurred charges at our Brazilian utilities business as we prepare it for sale. The $9 million transformation charge was associated with the Execute to Win priority areas of Commercial Excellence and Strategic Sourcing. The $9 million deal-related benefit in the quarter was driven by an FX translation gain on the pre-closing activities related to the MHPS divestiture. We also excluded a gain on the sale of our German compact construction business. The $220 million non-cash impairment charge was primarily associated with Cranes goodwill. We also incurred impairment charges associated with focusing our portfolio and updating our ERP strategy. In total, the net impact of the pre-tax adjustments was $309 million in the quarter. We also took $34 million of adjustment charges for U.S. tax expenses associated with the anticipated repatriation of proceeds from the MHPS sale. The positive full year tax adjustment relates to tax benefits that were also associated with the MHPS sale. Overall, these actions will benefit our Company over the longer term.

Slide 10 summarizes the comparative quarterly income statement on an as-reported and as-adjusted basis. Net sales for the quarter decreased 16.5% compared to the prior year. Sales declined 18% in AWP and 20% in Cranes. Materials Processing (MP) sales declined 2%, but excluding the impact of foreign exchange rates, MP sales grew 3%. On an as-adjusted basis our operating margin was 2.4%, compared to 5.4% the prior year. Lower volume in our AWP and Cranes businesses, unfavorable mix in our AWP business, and global pricing pressure were the primary drivers of the margin compression. These headwinds were partially offset by cost reduction activities.

Slide 11 summarizes our full year results. Sales were down 11.5% for the full year. AWP was down 12%, Cranes declined 19%, and MP was about flat compared to 2015, but up 4% on a currency neutral basis. The adjusted full year operating profit was $207.9 million. Operating margins on an as-adjusted basis were down 210 basis points to 4.7%. Our continued focus on reducing costs helped to partially offset the challenging market conditions.

Moving to slide 12, I’ll describe the improvements we made in our capital structure. The sale of MHPS and favorable conditions in the capital markets in January provided the opportunity to resize and refinance our debt. The refinancing included our senior notes and the term loans and revolver within our credit facility. We issued $600 million worth of eight year 5-5/8% senior notes, and we issued $400 million of seven year term loans at Libor plus 2.5%. These are the lowest rates in the Company’s history. In the process, we will achieve a debt reduction of approximately $600 million dollars.

In summary, our new capital structure is highly efficient and appropriately sized for the focused company we have, providing a strong financial foundation for the future. With that, let me turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, Kevin. Starting with AWP on slide 13, I will discuss our segment performance. Please note that financial highlights, backlog and book-to-bill information can be found in the appendix. AWP finished the year in line with our expectations. Sales were down about 12% for the full year due to lower demand in North America for replacement machines. Europe was up modestly for the year and the Latin American market continued to be extremely weak. We increased sales in the Asia-Pacific region. We see these regional market trends continuing into 2017. The fundamentals of the North American rental industry are strong, driven by growth in non-residential and residential construction and a generally positive sentiment. The constraint on new equipment demand is the replacement cycle. As we have communicated in the past, the volume drop in 2009 and 2010 means there are fewer machines in our customers’ fleets that need to be replaced. While we will benefit from some customers’ anticipated fleet expansion, it will be outweighed by the overall lower demand for replacement machines. We expect Western Europe to remain fairly stable. There is uncertainty associated with the upcoming political events, but we believe the underlying markets are resilient. Our innovative new products, including the extra capacity line and the hybrid drive system, are being well received by our customers. We are committed to making the investments required to maintain Genie’s position as the leader in innovation for our customers. Finally, the cost reduction actions taken in 2016 and the actions the AWP team is planning to take this year, help to align costs with the lower volumes and position the business very well for the upturn in the cycle.

Turning to Cranes, our Cranes segment had a very difficult year. With few exceptions all major crane markets declined in 2016. We are planning for additional market declines in 2017. In North America, oil prices are still too low to stimulate new demand and there is a significant inventory of low-hour used cranes available to compete with new crane sales. Our customers are looking to see consistent improvement in utilization and rental rates before they order new machines. In Europe, the changing dynamic in the German energy market continued to impact demand for crawler cranes in the fourth quarter. We remain positive in our longer term view of this sector, but believe caution will prevail in 2017. Australia, the Middle East, Latin America and other commodity-driven markets were very weak, and are expected to remain so in 2017. Given this global market environment, as Kevin indicated, we took significant charges in 2016 related to reducing Cranes’ footprint and cost structure. As most of the restructuring will take place in Europe, we will incur costs up front with multi-year payback. We are in the process of working through the regulatory and social requirements associated with these actions. We are also exiting our operations in China and Brazil that have negatively impacted our results over the past several years. The team remains focused on the actions required to turn this business around.

Moving to MP, our MP segment is a consistent performer. MP grew operating profit on essentially flat sales. Aggregate markets are steady in North America and Europe, supporting stable demand for our mobile crushing and screening products. The mining side of the market, particularly in Latin America, remains weak, although we did see signs of renewed activity in Australia in the fourth quarter. Demand in India continues to grow. Weak scrap metal prices and high channel inventory levels constrained demand in our Fuchs material handler business. We continued to see growth in sales and profits in our concrete product lines and are expecting continued growth in 2017. Overall, our MP business is well positioned to benefit from increased construction spending.

Turning to slide 16, as we communicated during our Investor Day, we expect 2017 to be another challenging year. The North American market for AWP products is expected to decline on lower replacement demand. We believe the major crane markets will remain weak and we expect modest growth in our MP business. We continue to implement our strategy, reduce our cost structure and enhance our commercial and operational execution.

Turning to slide 17, I’ll review our segment guidance for 2017. AWP sales are expected to decline about 12% and generate an operating margin of approximately 8%. Our Cranes sales in December were higher than we had forecasted as several customers requested earlier delivery dates. That higher finish, combined with weakening markets, translates to an updated outlook for sales of down approximately 11%. Given the lower volume, the magnitude of the restructuring actions and the uncertainty of timing of some of the benefits, particularly in non-US jurisdictions, we believe it is prudent to forecast an operating loss for the segment of about 2%. We expect MP to grow slightly factoring in an FX headwind with an operating margin of about 9.5%.

Turning to slide 18, the total Company outlook for sales is approximately $3.9 billion with earnings per share of between $0.60 and $0.80 cents. Our EPS estimate does not reflect any change from year-end share count or any impact from our ownership interest in Konecranes. We anticipate our EPS to be more back-end loaded than historical seasonal patterns due to the timing of restructuring benefits and interest savings. We expect free cash flow of between zero to 50 million dollars in 2017. Included in that total is the continued funding of our restructuring and transformation actions of approximately $140 million and about $40 million associated with our recapitalization actions, for a total of $180 million.

In summary, we are not relying on the markets. We are focused on executing our operating plan and our strategic transformation plan. Terex is in a stronger position than we were a year ago. We are a more focused Company, we have a stronger balance sheet and we have the team in place to execute on our commitments.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thank you, John. As a reminder, during the question and answer session, we ask for you to limit your questions to one question and a follow-up to ensure we have time to get to everyone’s question in. With that, I would like to open up the call for your questions.

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